Exhibit 10.24

Armco & Metawise / No. 20090325080590001-1
PRIVATE AND CONFIDENTIAL

Armco & Metawise (H.K) Limited
Room 1407, China Resources Building, 26 Harbour Road,
Wanchai, Hong Kong

Date: July 23rd, 2010
Amendment No. 1

Dear Sirs,

We refer to the Facility Letter No. 20090325080590001 dated March 25th, 2009 (the “Facility Letter”), WHEREBY RZB Austria Finance (Hong Kong) Limited (the “Lender”) and Armco & Metawise (H.K) Limited (the “Borrower”) agreed on uncommitted trade finance facilities (the “Facilities”) up to USD 10,000,000.00 (United States Dollar Ten Million Only).

Terms defined in the Facility Letter shall have the same meaning in this Amendment.

NOW it is agreed the Facility Letter shall be amended as follows:

1. Clause 2 (Type and Amount of the Facilities) shall be amended as follows:

(a)
Total Facilities Amount: USD 15,000,000.00 (United States Dollars Fifteen Million Only) maximum but in no circumstances shall the outstanding of any type of Facility exceed the respective facility sub-limits set out below.

(b)	Available for:	Sub- Limit

(i)	Back-to-Back L/Cs: Issuance of commercial letters of
credit (the ''L/C'') against the lodging of master L/Cs
acceptable to the lender (the "Master L/C");                                                                                     USD 15, 000,000.00

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(ii)           Master L/C Financing against
documents presented under Master
L/C by advancing funds to the Borrower;
                  USD 15,000,000.00

(iii)           Export L/C Financing against
documents presented under export
L/Cs acceptable to the lender (the
"Export L/C”) by advancing funds to
the Borrower.                                                                                        USD 15,000,000.00

(iv)           Front-to-Back L/Cs Issuance
 of front-to-back L/C subject to
subsequent lodging of the
Master L/C.                                                                                           USD 7,000,000.00

2. Clause 3 (Commission, Charges and Interest) shall be amended as follows:

L/C issuance commission:                                                                                     1/16% quarterly, min USD 500.00
L/C financing/Negotiation commission:                                                                                     1/16% flat, min USD 500.00
Commission-in-lieu:                                                                                     1/16% flat, min USD 500.00
Collection commission:                                                                                     1/16% flat, min USD 500.00

Interest Rate:

Master L/C/ Export L/C Financing before / after acceptance:

Cost of Funds + 200bp p.a. for the L/C issued by Agricultural Bank of China, Bank of China, Industrial & Commercial Bank of China, China Construction Bank and Bank of Communications; and case by case for the Master L/C / Export  L/C issued by other banks acceptable to the Lender.

Cost of funds shall be determined at the sole discretion by the lender by reference to its funding cost for the relevant interest period and relevant currency in respect of the Facilities under this letter.

Without prejudice to any clauses or any of the lender's rights contained in this letter, the lender may recall the Facilities at anytime at its sole discretion upon the

Armco & Metawise / No. 20090325080590001-1

occurrence of any event which causes a material market disruption in respect of unusual movement in the level of funding costs to the lender or the unusual loss of liquidify in the funding market. For the avoidance of doubt, the lender has the sole discretion to decide whether or not such event has occurred. The lender will inform the Borrower upon occurrence of any market disruption.

All other charges of the lender are subject to the lender's Schedule of Charges.

The interest payable on Master L/C Export L/C Financing shall be calculated in US Dollars ("USD") on the basis of actual days elapsed and 360 days per year and shall be deducted up-front from the proceeds of Master L/C/ Export L/C Financing.

The Lender reserves the right at anytime to amend the commission and charges and to debit the Borrower's account with interest, charges, fees, insurance premiums, normal lender charges, expenses incurred on the Borrower’s behalf and all monies in connection with the Facilities.

3. Clause 4 (Purpose) shall be amended as follows:

To finance the Borrower’s trading of iron ore, chrome ore, manganese ore, nickel ore and any other products acceptable to the Lender from time to time (the “Goods”).

4. Clause 5 (Tenor) shall be amended as follows:

Final maturity of the Facilities is October 31st, 2010.

Notwithstanding the above, the Facilities are repayable on demand and the lender has the overriding right at any time to require immediate payment under the Facilities.

5. Clause 7 (Collateral/Security) shall be amended as follows:

(a)           Letter of Pledge;
(b)           Trade Finance Security Assignment;
(c)           Power of Attorney to act and sue on behalf of the Borrower;
        (d)   Opening by the Borrower of a collateral account (the “Collateral Account”) with the Lender and payment into the Collateral Account of:
(i)such amounts of money as the lender shall from time to time require by way of margin in respect of an utilization of the Facilities (“the Margin”), including (without limitation), a payment for each Front-to-Back L/C to be issued by the lender under the Facilities, of an amount in USD equal to 20% of such L/C amount;
(ii) the proceeds of all Master L/C and Export L/Cs; and
(iii) all amounts payable by the Borrower to the Lender in respect of the Facilities;

On the basis that all money in the Collateral Account shall secure the Borrowers obligations to the Lender in respect of the Facilities;

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     (e)    Charge on Collateral Account, by which the Borrower shall charge all money in the Collateral Account as security for all the Borrowers obligations to the Lender in respect of the Facilities.

     (f)    Unconditional and irrevocable personal guarantee issued by Mr. Yao Kexuan (“the Guarantor”) in favor of the Lender with the Net Worth Statement duly signed by the Guarantor in form and substance acceptable to the lender;

     (g)    Unconditional and irrevocable corporate guarantee issued by China Armco Metals Inc. (the “Corporate Guarantor”) in favor of the lender in form and substance acceptable to the Lender.

6. Clause 9 (Conditions Precedent) shall be amended as follows:

Granting of the Facilities by the Lender is discretionary in nature. Each utilization request by the Borrower is further subiect to Clause 8 (Applications for the Facilities) and the fulfillment of the following conditions precedent:

(a) The Lender shall have received:
(i)           certified true copies of the Borrower's statutory/constitutional documents
(certificate of incorporation, memorandum and articles of association, excerpt from commercial register, etc.);
(ii)           this letter duly executed by the Borrower together with a certified copy of the board resolution resolving or approving the acceptance of the Facilities and the provision of any collateral/security as required in Clause 7 (Collateral/Security), in form and substance acceptable to the lender;
(iii)           legal opinion from counsel(s) acceptable to the lender, if required;
(iv)           all necessary approvals and registrations, which may be required- in connection with the Facilities to be granted thereunder, have been obtained from Hong Kong and PRC governmental authorities, including SAFE and any other governmental authorities, in form satisfactory to the Lender.

(b) All security / legal documentation mentioned in Clause 7 (Collateral/Security) duly executed and properly registered if required.

(c) A List from the Borrower confirming its most updated existing current account list, bank facilities and respective current outstanding and outstanding corporate guarantees issued for any third party.

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(d) Not later than 3 business days prior to the issuance of any L/C, the lender shall have received;
(i)           a duly completed application to issue an L/C in form and substance acceptable to the lender;
        (ii)    copy of purchase contract between the Borrower and the Supplier acceptable to the Lender(individually or collectively the “Supplier”) in form and substance acceptable to the Lender;
       (iii)    copy of sales contract between the Borrower and the Off-taker acceptable to the Lender (individually or collectively the “Off-taker”) in form and substance acceptable to the Lender;
       (iv)    In the event of issuing a Front-to-Back L/C, copy of sales contract must be signed with a third party off-taker;
(v)           marine insurance cover note or policy, in form and substance acceptable to the Lender, to be endorsed to order of the Lender or to show the Lender as loss payee, and satisfactory evidence for payment of the premium, as and when required;
(vi)           pre-signed blank bills of exchange, invoices and pocking lists and any other necessary documents the Lender may request from time to time;
(vii)            the event of issuing Front-to-Back L/C the Margin;
(viii)   in the event of issuing Back-to-Back L/C, the Master L/C, which is to be advised through and deposited with the Lender and, if required, confirmed by a bank specified by the Lender;
(ix)           any other documents required by the Lender

(e) For Export L/C Financing, the lender shall have received:

(i)           a written request from the Borrower for Export L/C Financing in form and substance acceptable to the Lender;
        (ii)    a duly completed application to effect payment to the supplier in form and substance acceptable to the Lender;
(iii)           copy of purchase contract between the Borrower and the Supplier in form and substance acceptable to the Lender;
(iv)           copy of sales contract between the Borrower and the Off-taker in form and substance acceptable to the lender;.
(v)           the Export L/C, which is to be advised through and deposited with the Lender and, if required, confirmed by a bank stipulated by the Lender.
(vi)           compliant documents presented under the Export L/C.

7. Clause 10 (Warranties and Undertakings) shall be amended as follows:

(a)	All payments due to be made by the Borrower under this Letter shall be made not later than 11:00 a.m. on the relevant day by effecting payments to the Collateral Account;

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(b)
The Borrower shall deliver to the Lender such documents of title, which are being financed in connection with the relevant L/C and contain' such endorsement satisfactory to the Lender in all respects. Any bill of lading shall be in full set and made out to the order of the Lender or to order and blank endorsed;

(c)	The Lender shall have the sole discretion to accept or reject terms or conditions of any of the L/C to be issued;

(d)	The terms of the Front-to-Back L/C & Back-to-Back L/C should be fully matched with that of the Master L/C;

(e)
In the event of issuing a Front-to-Back L/C, the Borrower shall lodge with the Lender the original Master L/C forthwith upon receipt of the same, latest by the shipment date. The Margin shall be released upon receipt of the Master L/C;

(f)
The beneficiary of the L/C shall inform the Lender of full shipping details as well as the Expected Time of Arrival ("ETA”) of the vessel no later than seven days before arrival of goods, as and when required;

(g)
The lender shall have the absolute discretion to apply any proceeds arising out of Master L/C, Export L/C and/or sale of the Goods to settle the corresponding import obligations and/or indebtedness owned by the Borrower to the lender when due;

(h)	All payments in connection with the Facilities shall be routed through the Collateral Account;

(i)	The Lender shall be allowed to offset any amount outstanding on any account of under the Facilities against the money in the Collateral Account;

(j)
There does not exist any encumbrances, mortgage, lien, pledge on any of the Borrower's assets, both present and future undisclosed and/ or unacceptable by the lender and the Borrower must not create or permit to exist any mortgage, pledge, lien, charge, assignment, or hypothecation or security interest or any other agreement or arrangement having the effect of conferring security over any of the Borrower's assets without the lender's prior written consent;

(k)
The Borrower must procure that all their obligations in relation to the Facilities will at all times rank pari passu in terms of security and support (including third party) with all their other present and future obligations, except for the obligations mandatorily preferred by law applying to companies generally;

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(l)
The Borrower shall furnish to the lender within 60 days after the end of half year a copy of their interim financial statements and 120 days after the end of each financial year a copy of its annual audited financial statements;

(m)
The Borrower shall furnish to the lender such other information concerning the Borrower's business, properties, condition or operations, financial or otherwise, as the lender may from time to time reasonably request;

(n)	The Borrower shall promptly inform the lender if there is any material adverse change of its operations or financial position;

(o)	The Borrower shall promptly inform the lender if any termination event or event of default has occurred or is likely to occur under any agreement with the lender or other creditors;

(p)
Notwithstanding any provisions stated in this letter, the Facilities are repayable on demand by the lender. The lender may at any time by written notice to the Borrower immediately terminate, cancel or suspend the Facilities or otherwise modify the Facilities without the consent of any party. The Borrower shall upon notice pay to the lender immediately available funds with an amount equal to the aggregate of its liabilities (both actual and contingent and whether or not matured) which sum shall be credited forthwith to a collateral account with the Lender to be applied at the lender's sole absolute discretion towards the settlement and discharge of its liabilities and obligations on any account;

(q)
Notwithstanding any provision in the letter, the lender has absolute discretion to sell the Goods by auction or otherwise, at prevailing market price or invoice value to any buyer without having to seek prior consent or agreement from the Borrower. Any sum of money recovered from the sale of Goods shall be applied at the lender's discretion towards the settlement and discharge of liabilities or obligations of the Borrower on any account. All fees, charges, commissions, and/or expenses incurred in or in connection with the sale of the Goods shall be borne by the Borrower;

(r)
If this letter is addressed to more than one Borrower, each Borrower accepting the terms and conditions set out in this Letter is jointly and severally liable with the other Borrowers accepting the same. Each Borrower is liable for all obligations of any other Borrower outstanding under the Letter. The obligations and liabilities of each Borrower

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shall take effect immediately upon its acceptance of the terms and conditions set out or referred to in this Letter. Each Borrower further agrees that the lender is not required to give any notice or make any reference to the other Borrower(s) in relation to the utilization of the Facilities by any Borrower(s);

(s)
If this letter is addressed to the Borrower and its subsidiaries, the Borrower, as a primary debtor, is liable to the Lender for all sums payable or owing under the Facilities (whether incurred by the Borrower or its subsidiaries).

8. Clause 17 (Assignment) shall be amended as follows:

The Borrower may not assign or transfer any of its rights under this Letter without the prior written consent of the Lender.

The Lender may assign and transfer its rights and obligations under the Facilities or any part thereof and for this purpose may disclose to a potential assignee or transferee such information about the Borrower, the Guarantor, the Corporate Guarantor, and the Facilities as the lender may absolutely think fit.

9. Clause 19 (Arbitration) shall be amended as follows:

19. Dispute:

In the event that the Lender chooses to settle any dispute amicably by negotiation, an agreement has to be reached within 30 days after a written notice on the existence of the dispute has been given.  Otherwise, both parties irrevocably submit to the non-exclusive jurisdiction of the Hong Kong courts for the purpose of hearing and determining any dispute arising out of or in connection with this Letter (including a dispute regarding the existence, validity or termination of this Letter) (“Dispute”) and for the purpose of enforcement of any judgment against its assets.

Notwithstanding above, both parties further agree that any dispute may at the option of the Lender be referred to and finally resolved by arbitration.  If the Lender does not elect to submit a Dispute to arbitration, the Borrower shall not be entitled to submit claims to arbitration unilaterally.  Disputes submitted to arbitration shall be resolved in accordance with the Rules of the Hong Kong International Arbitration Centre, which rules are deemed to be incorporated by reference into this clause.  The tribunal shall consist of one arbitrator who shall, in the absence of agreement of the parties, be appointed by the Hong Kong International Arbitration Centre.  The place of arbitration shall be Hong Kong.  The language of the arbitration shall be English.  The tribunal shall give a written record of the award and the reasons therefor.  The costs of arbitration, including reasonable attorneys’ fees shall be borne by the losing party.

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10. Clause 20 (Notice) shall be amended as follows:

The Borrower hereby irrevocably agrees that all orders and notices the Borrower submits to the Lender shall be made in writing an signed by the authorized signatories of the Borrower

Except as otherwise provided in this Letter, all requests, notices or other communications between the parties, shall be in writing and either delivered personally or by registered post or facsimile, addressed to the other party at the following address or other address as notified by such other party:

The relevant address and fax numbers of the Borrower are:

Armco & Metawise (H.K) Limited
Room 1706, Building 1, No 66 Jingsan Road,
Jinshui District, Zhengzhou City, Henan Province,
P.R. China, 450008
Attention:                      Wang Chunxiang
Telephone:                      0371-65862751
Facsimile:                      0371-65861170

The relevant address and fax number of the Lender are:

RZB Austria Finance (Hong Kong) Limited
C/O: Raiffeisen Zentralbank Oesterreich AG, Beijing Branch
Room 200, Beijing International Club,
21 Jianguomenwai Dajie
Beijing 10020,
P.R. China

Attention: Ms. Reyza Rayembek / Ms. Vivienne Sun
Telephone: 0086-10-6532-3388 / Ext. 358 / Ext. 374
Facsimile: 0086-10-6532-5926

In the case of change of any contact details, one party shall notify to the other party in writing by not less than five(5) Business days prior notice. Notice is effective, if hand delivered, upon actual receipt, if by facsimile, when sent with confirmed facsimile report, if sent by mail, three(3) business days after posting. Any communication or notice to be made or delivered to the Lender will be effective only when actually received by the Lender.

All notices and instructions the Borrower submits to the Lender by fax shall be legally binding on the Borrower. The Borrower accepts full responsibility for any losses or damages arising in connection with such instructions submitted by fax, including those resulting from erroneous or multiple transmissions, and the Borrower undertakes to indemnify the Lender for all losses or damages arising in this connections.

All other terms and conditions remain unchanged. This amendment shall prevail in cases of discrepancy between this amendment and the Facility Letter. This Amendment is executed between the Borrower and the Lender as of the date thereon.

The authentic originals of this Amendment are made in duplicate; each has the same legal validity.

Yours faithfully,
RZB Austria Finance(Hong Kong) Limited

__________________________________
(Authorized Signatories and Company Stamp)

Accepted and Agreed for a on behalf of
Armco Metawise (H.K) Limited

/s/ Kexuan Yao__________________________________
(Authorized Signatories and Company Stamp)
Date: 08/02/10

Acknowledged by the Guarantor:
China Armco Metals Inc.

/s/ Kexuan Yao
Yao Kexuan
Date: 08/02/10

Acknowledged by the Guarantor:

/s/ Kexuan Yao
Yao Kexuan
Date: 08/02/10